Exhibit 10.1

THE MARKED PORTIONS OF THIS AMENDMENT HAVE BEEN OMITTED

AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO

A REQUEST FOR CONFIDENTIAL TREATMENT

April 22, 2004

VIA ELECTRONIC MAIL/FIRST CLASS MAIL

Mr. Myles Cyr

Carnival Corporation

3655 NW 87th Avenue

Miami, FL 33178

Re: Sixth Amendment to Interactive Television System Agreement dated February 20, 2001, by and between Allin Interactive Corporation and Carnival Cruise Lines (hereinafter “Sixth Amendment”)

Dear Myles:

This letter is to amend the Interactive Television System Agreement (“the Agreement”) dated February 20, 2001, by and between Allin Interactive Corporation (“Allin”) and Carnival Cruise Lines (“CCL”). Capitalized terms shall have the meaning as set forth in Section 1 of that Agreement.

Whereas, Schedule 1.9 of the Agreement set forth an Installation Schedule for the Agreement; and

Whereas, Schedule 1.11 of the Agreement sets forth Purchase Prices and Payment Schedules under the Agreement, and

Whereas, the parties desire to amend Schedules 1.9 and 1.11;

Now, therefore, Schedule 1.9 - Installation Schedule is amended as follows:

Add the Carnival Valor. Date Installed of 11/01/2004 and Date Operational of 12/01/2004. Newbuild.

Now, therefore, the Schedule 1.11 of the Agreement is amended as follows:

A.	Add: Carnival Valor. Class – Conquest. Cabins – 1,487. Price —$[REDACTED – CONFIDENTIAL TREATMENT REQUESTED].

The Payment Schedule shall remain in accordance with the terms of Schedule 1.11 of the Agreement.

In witness whereof, this Amendment has been duly executed by the parties hereto as of the date first above written.

Allin Interactive Corporation

By:	/s/ RICHARD W. TALARICO

Its:	Chairman & CEO

Carnival Cruise Lines, a division of Carnival Corporation

By:	/s/ MYLES CYR

Its:	VP – CIO